UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 7, 2015

ENTELLUS MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0001-36814	20-4627978
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3600 Holly Lane North, Suite 40

Plymouth, Minnesota 55447

(Address of principal executive offices) (Zip Code)

(763) 463-1595

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 7, 2015, the board of directors (the “Board”) of Entellus Medical, Inc. (the “Company”) increased the size of the Board from six (6) to seven (7) directors and appointed John K. Bakewell, 54, to fill the resulting vacancy. In addition, the Board appointed Mr. Bakewell to the audit committee of the Board. Mr. Bakewell will serve on the Board as a Class I director for a term expiring at the Company’s 2016 annual meeting of stockholders and until his successor is duly elected and qualified, or until his earlier death, resignation or removal.

Mr. Bakewell has been the chief financial officer of Lantheus Holdings, Inc. since July 2014. Mr. Bakewell previously served as the chief financial officer of Interline Brands, Inc. from June 2013 to May 2014 and as the executive vice president and chief financial officer of RegionalCare Hospital Partners from January 2010 to December 2011. In addition, Mr. Bakewell held the same position with Wright Medical Group, a global orthopedic medical device manufacturer, from 2000 to 2009. Mr. Bakewell also served as chief financial officer of Altra Energy Technologies from 1998 to 2000, Cyberonics, Inc. from 1993 to 1998, and Zeos International from 1998 to 2000. Since July 2008, Mr. Bakewell has served on the board of directors of Keystone Dental, Inc., a private medical device company, where he also serves as chair of the audit committee, and from April 2006 to July 2010, served on the board of ev3, Inc., which was a publicly traded medical device company until it was acquired by Covidien plc in 2010. He also served as chair of the audit committee and as a member of the nominating and corporate governance committee for ev3. Mr. Bakewell holds a Bachelor of Arts in Accounting from the University of Northern Iowa and is a certified public accountant (inactive).

There are no arrangements or understandings between Mr. Bakewell and any other person pursuant to which he was selected as a director, nor are there any transactions in which Mr. Bakewell has an interest that would be reportable under Item 404(a) of Regulation S-K. Mr. Bakewell will be compensated in accordance with the Company’s non-employee director compensation program.

In accordance with the Company’s customary practice, the Company is entering into its standard form of indemnification agreement with Mr. Bakewell, which will require the Company to indemnify him against certain liabilities that may arise as result of his status or service as a director. The description of Mr. Bakewell’s indemnification agreement is qualified in its entirety by the full text of the form of indemnification agreement, which is attached as Exhibit 10.6 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 19, 2015.

A copy of the press release announcing the Company’s appointment of Mr. Bakewell to the Board and the audit committee is attached hereto as Exhibit 99.1 and is incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated July 9, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTELLUS MEDICAL, INC.

Date: July 9, 2015

	By:	/s/ Thomas E. Griffin
Thomas E. Griffin

Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated July 9, 2015